UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

D.R. Horton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas 76102

(Address of principal executive offices)

Registrant’s telephone number, including area code: (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends the Current Report on Form 8-K filed on March 1, 2013 as set forth below.

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2013, D.R. Horton, Inc. (the “Company”) filed a current report on Form 8-K disclosing that DHI Mortgage Company, Ltd., a Texas limited partnership, and a subsidiary of the Company, U.S. Bank National Association, a national banking association, and other buyers entered into an Amended and Restated Master Repurchase Agreement (the “Repurchase Facility”). The Form 8-K and Repurchase Facility incorrectly reflected a termination date of the earlier of (i) March 1, 2014, or (ii) the date when the buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any governmental authority or by operation of law. The Form 8-K and Repurchase Facility should have reflected a termination date of the earlier of (i) February 28, 2014, or (ii) the date when the buyers’ commitments are terminated pursuant to the Repurchase Facility, by order of any governmental authority or by operation of law. The Repurchase Facility is filed herewith to reflect the correct February 28, 2014 date as discussed herein. There were no other changes to the Repurchase Facility.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Master Repurchase Agreement, dated March 1, 2013, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other buyers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

Date: March 8, 2013	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Master Repurchase Agreement, dated March 1, 2013, among DHI Mortgage Company, Ltd., U.S. Bank National Association, as a Buyer, Administrative Agent and Syndication Agent, and all other buyers.